Exhibit 99.1

Twist Bioscience Reports Fiscal Third Quarter 2024 Financial Results

– Record revenue of $81.5M in 3QFY24, an increase of 28% over $63.7M in 3QFY23 –

– Gross margin improved to 43.3% in 3QFY24, increasing approximately 900 basis points over 34.4% in 3QFY23 –

— Increased FY 2024 revenue guidance to approximately $310M to $311M; FY 2024 gross margin guidance at high end of the range at approximately 42.0% —

— Company to host conference call today at 8:00 a.m. Eastern Time —

SOUTH SAN FRANCISCO, Calif. -- (August 2, 2024) — Twist Bioscience Corporation (NASDAQ: TWST), a company enabling customers to succeed through its offering of high-quality synthetic DNA using its silicon platform, today reported financial results and business highlights for the third quarter of fiscal 2024 ended June 30, 2024.

"We once again surpassed our revenue guidance, ending the quarter with $81.5 million in revenue, and exceeded our targets for both cash burn and gross margin," said Emily M. Leproust, Ph.D., CEO and co-founder of Twist Bioscience. "We saw strength in NGS as well as growth driven by our SynBio product line with sequential growth for our Express Genes portfolio. Recently, we leveraged the Express workflow and infrastructure to introduce new products, including our Express Antibodies, CHO and HEK293, as well as Multiplexed Gene Fragments, with direct synthesis of up to 500 base pairs in length."

Dr. Leproust continued, "We continue to employ disciplined execution and commercial prowess to expand our portfolio of products and services as we progress on our path to profitability and move toward an adjusted EBITDA loss of $20 million in the fiscal fourth quarter of 2024. We are encouraged by the continued increase in margin with approximately 900 basis point increase over the same period last year to 43.3% and we are moving toward a gross margin over 50% by the end of fiscal 2025."

See "Non-GAAP Information" below for a discussion of the measure adjusted EBITDA.

FISCAL 2024 THIRD QUARTER FINANCIAL RESULTS

•Orders: Total orders received for the third quarter of fiscal 2024 grew to $85.3M compared to $63.8M for the same period of fiscal 2023.
•Revenue: Total revenues for the third quarter of fiscal 2024 grew to $81.5 million compared to $63.7 million for the same period of fiscal 2023.

◦SynBio revenue grew to $33.0 million for the third quarter of fiscal 2024 compared to $25.9 million for the same period of fiscal 2023.
◦NGS revenue grew to $43.4 million for the third quarter of fiscal 2024 compared to $33.2 million for the same period of fiscal 2023.
◦Biopharma revenue was $5.1 million for the third quarter of fiscal 2024 compared to $4.6 million in the same period of fiscal 2023.
•Cost of Revenues: Cost of revenues for the third quarter of fiscal 2024 was $46.2 million compared to $41.8 million for the same period of fiscal 2023.
•Gross Margin: Gross margin for the third quarter of fiscal 2024 increased to 43.3% compared to 34.4% for the same period of fiscal 2023.
•Research and Development Expenses: Research and development expenses for the third quarter of fiscal 2024 were $22.5 million compared to $24.5 million for the same period of fiscal 2023.
•Selling, General and Administrative Expenses: Selling, general and administrative expenses for the third quarter of fiscal 2024 were $56.8 million compared to $46.1 million for the same period of fiscal 2023.
•Net Loss: Net loss attributable to common stockholders for the third quarter of fiscal 2024 was $85.6 million, or $1.47 per share, compared to $57.4 million, or $1.01 per share, for the same period of fiscal 2023. On a non-GAAP basis and excluding approximately $45.0 million for an impairment related to Biopharma assets, net loss attributable to common stockholders for the third quarter of fiscal 2024 was $40.6 million.
•Adjusted EBITDA: Adjusted EBITDA for the third quarter of fiscal 2024 was $(22.0) million compared to $(29.6) million for the same period of fiscal 2023. See the table included in this release for a reconciliation between our adjusted EBITDA and net loss attributable to common stockholders, the most directly comparable GAAP financial measure.
•Cash Position: As of June 30, 2024, the company had $289.4 million in cash, cash equivalents and short-term investments, a reduction of approximately $4 million from the March 31, 2024 balance of approximately $293 million.

Recent Highlights:

•Shipped products to approximately 2,300 customers in the third quarter of fiscal 2024, compared to approximately 2,200 customers in the third quarter of fiscal 2023.
•Shipped approximately 212,000 genes during the third quarter of fiscal 2024, compared with approximately 171,000 genes during the third quarter of fiscal 2023.
•Launched Twist Multiplexed Gene Fragments, pools of directly synthesized dsDNA up to 500bp in length with no limit on sequence number, to enable high throughput screening applications.
•Added Cloned Oligo Pools up to 300 nucleotides with no limit to pool size, to Twist’s ecommerce platform.

•Expanded high-throughput antibody portfolio with the launch of Twist Express Antibodies, CHO, complementing Twist's HEK293 antibody offering.
•Announced that the first patient has been dosed in Pure Biologics’ exploratory Phase 0 clinical study of PBA-0405, the first antibody discovered using Twist synthetic antibody libraries to be evaluated in patients.
•Published preclinical data detailing the discovery of TB206-001, a first-in-class antibody that could enhance cancer immunotherapy by targeting adenosine A2A receptor and alleviating the suppressive tumor microenvironment.
•Launched a synthetic RNA control for H5N1, one of the causes of Highly Pathogenic Avian Influenza (HPAI).
•Joined the U.S. AI Safety Consortium, a group established by the Department of Commerce's National Institute of Standards and Technology to support the development and deployment of trustworthy and safe AI.

Updated Fiscal 2024 Financial Guidance

The following statements are based on Twist’s current expectations for fiscal 2024, including the fourth quarter of fiscal 2024. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below.

For the full fiscal year 2024, Twist provided the following updated financial guidance:

•Total revenue is expected to be approximately $310 million to $311 million compared to previous guidance of $300 million to $304 million, indicating year over year growth of approximately 27%, and includes the following:
◦SynBio revenue is expected to be approximately $121 million compared to the previous estimate of $118 million to $120 million, indicating year over year growth of 23%
◦NGS revenue is expected to be in the range of $169 million to $170 million compared to the previous estimate of $162 million to $164 million, indicating year over year growth of 36% to 37%
◦Biopharma revenue is expected to be approximately $20 million, no change to prior estimates and indicating year over year decrease of approximately 13%
•Gross margin is expected to be approximately 42.0% for fiscal 2024, the high end of the previous guidance range of 41.5% to 42%
•Loss from operations before taxes of approximately $227 million to $230 million, inclusive of the approximately $45 million impairment charge; on a non-GAAP basis excluding the impairment charge, loss from operations is expected to be in the range of $182 million to $185 million, a slight decrease from our previous guidance of $183 to $188 million

◦Capital expenditure of approximately $13 million, a decrease of $2 million compared to prior guidance of $15 million
◦Ending cash, cash equivalents and short-term investments at September 30, 2024 of more than $255 million, an increase of $10 million over previous guidance of more than $245 million.

For the fourth quarter of fiscal year 2024, Twist provided the following financial guidance:

•Total revenue of approximately $82 million to $83 million compared to the previous estimate of $77 million to $80 million
•Gross margin of approximately 44% compared to the previous estimate of 43-44%
•Adjusted EBITDA loss of $20 million

Non-GAAP Information
This release includes EBITDA and adjusted EBITDA, which are non-GAAP financial measures, for the periods presented. EBITDA is defined as net loss adjusted to exclude interest income, interest expense, income tax provision (benefit) and depreciation and amortization. Adjusted EBITDA is defined as net loss adjusted to exclude interest income, interest expense, income tax provision (benefit), depreciation and amortization, other income/expense, net, change in fair value of contingent considerations and holdbacks, stock-based compensation expense and other items detailed in the reconciliation table below that we believe are not indicative of our ongoing results. These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles (GAAP) and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that these non-GAAP financial measures, when considered together with our financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare our results from period to period and to our forward-looking guidance, and to identify operating trends in our business. However, non-GAAP information is not superior to financial measures calculated in accordance with GAAP, is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. A reconciliation table of the most comparable GAAP financial measure to the non-GAAP financial measures is included at the end of this press release.

A reconciliation of adjusted EBITDA for the fourth quarter of fiscal 2024 to a corresponding GAAP financial guidance measure is not available on a forward-looking basis because the Company does not provide guidance on GAAP net loss and is not able to present the various reconciling cash and non-cash items between GAAP net loss and adjusted EBITDA without unreasonable effort. In particular, stock-based compensation expense is impacted by the Company’s future hiring and retention needs, as well as the future fair market value of its common stock, all of which is difficult to predict and is subject to change. The actual amount of these expenses during fiscal 2024 will have a significant impact on Twist’s future GAAP financial results.

Conference Call Information

The company plans to hold a conference call and live audio webcast for analysts and investors at 8:00 a.m. Eastern Time today to discuss its financial results and provide an update on the company’s business. The conference call will be webcast live through the Investor Relations section under the “Company” tab at www.twistbioscience.com. Those parties interested in participating via telephone must register on the Company’s Investor Relations website or by clicking here. Upon registration, all telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. The webcast replay will be available for two weeks.

About Twist Bioscience

Twist Bioscience is a leading and rapidly growing synthetic biology and genomics company that has developed a disruptive DNA synthesis platform to industrialize the engineering of biology. The core of the platform is a proprietary technology that pioneers a new method of manufacturing synthetic DNA by “writing” DNA on a silicon chip. Twist is leveraging its unique technology to manufacture a broad range of synthetic DNA-based products, including synthetic genes, tools for next-generation sequencing (NGS) preparation, and antibody libraries for drug discovery and development. Twist is also pursuing longer-term opportunities in digital data storage in DNA and biologics drug discovery. Twist makes products for use across many industries including healthcare, industrial chemicals, agriculture and academic research.

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Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, projections under the heading “Updated Fiscal 2024 Financial Guidance”, statements regarding future growth and expansion, timing of the development of data storage solutions, revenue growth, estimated annual revenues, ability and timing to achieve profitability and ability to increase gross margins and Twist Bioscience’s other expectations regarding its future operations plans and financial performance, introduction of new products, and newly announced partnerships. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Twist Bioscience’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the ability to achieve the expected benefits of Twist Bioscience’s restructuring activities and reduced investments in DNA data storage; the ability to attract new customers and retain and grow sales from existing customers; the ability of Twist Bioscience to achieve sufficient revenue to achieve or maintain positive cash flow from operations or profitability in any given period will depend heavily on the success of our existing products and the development and commercialization of additional products in the synthetic biology, next-generation sequencing, biologic drug and data storage industries; risks and uncertainties of rapidly changing technologies and extensive competition in synthetic DNA that could make the products Twist Bioscience is developing obsolete or non-competitive; uncertainties of the retention of significant customers; the ability of Twist Bioscience to successfully integrate acquired companies and to achieve expected benefits from acquisitions; supply chain and other disruptions; risks of third party claims alleging infringement of patents and proprietary rights or seeking to invalidate Twist Bioscience’s patents or proprietary rights; and the risk that Twist Bioscience’s proprietary rights may be insufficient to protect its technologies. For a description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Twist Bioscience’s business in general, see Twist Bioscience’s risk factors set forth in Twist Bioscience’s Annual Report on Form 10-K filed with the SEC on November 21, 2023 and subsequent filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Twist Bioscience specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

For Investors:
Angela Bitting
SVP, Corporate Affairs
925-202-6211
abitting@twistbioscience.com

For Media:
Amanda Houlihan
Communications Manager
774-265-5334
ahoulihan@twistbioscience.com

Twist Bioscience Corporation
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands)

	Three months ended June 30,		Nine months ended June 30,
(In thousands, except per share data)	2024	2023	2024	2023
Revenues	$81,464	$63,740	$228,264	$178,163
Operating expenses:
Cost of revenues	$46,193	$41,845	$133,148	$112,956
Research and development	22,469	24,528	69,718	83,148
Selling, general and administrative	56,794	46,057	165,256	142,347
Restructuring and other costs	—	9,052	—	9,052
Impairment of long-lived assets	44,930	3,620	44,930	3,620
Change in fair value of contingent considerations and holdbacks	—	(581)	—	(5,913)
Total operating expenses	$170,386	$124,521	$413,052	$345,210
Loss from operations	$(88,922)	$(60,781)	$(184,788)	$(167,047)
Interest income	3,663	3,968	11,724	10,472
Interest expense	—	(1)	—	(4)
Other income (expense), net	(121)	41	(351)	(422)
Income tax (provision) / benefit	(191)	(622)	(656)	(1,374)
Net loss attributable to common stockholders	$(85,571)	$(57,395)	$(174,071)	$(158,375)
Net loss per share attributable to common stockholders—basic and diluted	$(1.47)	$(1.01)	$(3.01)	$(2.79)
Weighted average shares used in computing net loss per share attributable to common stockholders—basic and diluted	58,145	57,041	57,806	56,753

Twist Bioscience Corporation
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

(In thousands)	June 30, 2024	September 30, 2023
Assets
Current assets:
Cash and cash equivalents	$239,142	$286,470
Short-term investments	50,276	49,943
Accounts receivable, net	31,988	44,064
Inventories	28,484	32,063
Prepaid expenses and other current assets	11,941	11,716
Total current assets	$361,831	$424,256
Property and equipment, net	106,339	131,830
Operating lease right-of-use assets	61,277	71,531
Other non-current assets	108,671	148,786
Total assets	$638,118	$776,403
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,626	$14,052
Accrued expenses	14,838	10,754
Accrued compensation	31,659	25,818
Current portion of operating lease liability	14,555	14,896
Other current liabilities	6,079	7,803
Total current liabilities	$73,757	$73,323
Operating lease liability, net of current portion	72,625	79,173
Other non-current liabilities	597	475
Total liabilities	$146,979	$152,971
Total stockholders’ equity	$491,139	$623,432
Total liabilities and stockholders’ equity	$638,118	$776,403

Twist Bioscience Corporation
Adjusted EBITDA
(Unaudited)
(in thousands)

The following table sets forth a reconciliation between our Adjusted EBITDA and net loss attributable to Twist Bioscience Corporation, the most directly comparable GAAP financial measure, for each of the periods presented:

	Three months ended June 30,		Nine months ended June 30,
(In thousands)	2024	2023	2024	2023
GAAP net income	$(85,571)	$(57,395)	$(174,071)	$(158,375)
Add (Deduct) adjustments:
Interest income	(3,663)	(3,968)	(11,724)	(10,472)
Interest expense	—	1	—	4
Income tax provision (benefit)	191	622	656	1,374
Depreciation and amortization	8,301	8,490	24,776	20,810
EBITDA	$(80,742)	$(52,250)	$(160,363)	$(146,659)
Add (Deduct) adjustments:
Other income/expense, net	121	(41)	351	421
Change in fair value of contingent considerations and holdbacks	—	(582)	—	(5,913)
Stock-based compensation expense	13,734	10,597	38,578	18,531
Restructuring and other costs	—	9,052	—	9,052
Impairment of long-lived assets	$44,930	$3,620	$44,930	$3,620
Adjusted EBITDA	$(21,957)	$(29,604)	$(76,504)	$(120,948)